MULTIMODAL TECHNOLOGIES, INC.

Financial Statements as of and for the Years Ended December 31, 2010 and 2009 and Independent Auditors' Report

MULTIMODAL TECHNOLOGIES, INC.

TABLE OF CONTENTS

Page

Independent Auditors' Report	1

Statements of Operations for the Years Ended	2
December 31, 2010 and 2009

Balance Sheets as of December 31, 2010 and 2009	3

Statements of Cash Flows for the Years Ended	4
December 31, 2010 and 2009

Statements of Equity and Comprehensive Income for	5
the Years Ended December 31, 2010 and 2009

Notes to Financial Statements	6

INDEPENDENT AUDITORS' REPORT

To the Stockholders of
Multimodal Technologies, Inc.

We have audited the accompanying balance sheets of Multimodal Technologies, Inc. (a Pennsylvania corporation) as of December 31, 2010 and 2009, and the related statements of operations, equity and comprehensive income, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Multimodal Technologies, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Grossman Yanak & Ford LLP

May 5, 2011, except for Note 15, as to
which the date is October 19, 2011

Multimodal Technologies, Inc.
Statements of Operations

	Years Ended December 31,
	2010	2009

Net revenues	$20,003,280	$12,719,021
Cost of revenues	3,428,066	2,475,745

Gross profit	16,575,214	10,243,276

Operating costs and expenses:
Selling, general and administrative	5,474,444	4,497,639
Research and development	4,280,797	3,189,094
Depreciation and amortization	546,686	451,963

Total operating costs and expenses	10,301,927	8,138,696

Operating income	6,273,287	2,104,580

Realized loss on sale of investments in marketable securities	-	(59,193)
Other income, net	46,788	42,897

Income before income taxes	6,320,075	2,088,284

Income tax provision	2,060,142	689,197

Net income	$4,259,933	$1,399,087

Net income per common share
Basic	$18.39	$6.32
Diluted	$18.05	$6.25

Weighted average shares outstanding:
Basic	231,636	221,399
Diluted	236,044	223,867

The accompanying notes are an integral part of these financial statements.

Multimodal Technologies, Inc.
Balance Sheets

	December 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$6,684,065	$4,465,772
Investments in marketable securities	1,054,566	1,026,784
Accounts receivable, net of allowance of $110,022 and $55,000, respectively	2,773,405	1,452,710
Other current assets	1,012,062	1,239,139
Total current assets	11,524,098	8,184,405

Property and equipment, net	1,758,053	1,125,190
Intangible assets, net	779,892	677,038
Other assets	618,110	575,082

Total assets	$14,680,153	$10,561,715

Liabilities and Equity
Current liabilities:
Accounts payable	$397,191	$244,619
Accrued expenses and other current liabilities	484,695	983,206
Accrued compensation	453,834	279,436
Deferred revenue	2,043,430	1,770,973
Total current liabilities	3,379,150	3,278,234
Deferred income taxes	312,000	562,000
Total liabilities	3,691,150	3,840,234
Commitments and contingent liabilities

Total equity:
Preferred stock; authorized 1,000,000 shares; none issued or outstanding	-	-
Common stock; authorized 2,016,000 shares (1,986,000 Class A ("A") Voting, 30,000 Class B ("B") Non‑Voting); 231,641 (221,036 A, 10,605 B) and 231,636 (221,036 A, 10,600 B) shares issued and outstanding, respectively	3,539,992	3,539,313
Additional paid‑in capital	984,469	984,469
Retained earnings	6,465,639	2,205,706
Accumulated other comprehensive loss	(1,097)	(8,007)
Total equity	10,989,003	6,721,481

Total liabilities and equity	$14,680,153	$10,561,715

The accompanying notes are an integral part of these financial statements.

Multimodal Technologies, Inc.
Statements of Cash Flows

	Years Ended December 31,
	2010	2009
Operating activities:
Net income	$4,259,933	$1,399,087
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	546,686	451,963
Loss on sale of investments in marketable securities	-	59,193
Deferred income taxes	(352,000)	(110,000)
Share‑based compensation	-	592,848
Changes in operating assets and liabilities:
Accounts receivable	(1,320,695)	(483,043)
Other current assets	227,077	(662,831)
Accounts payable	152,572	40,575
Accrued expenses and other current liabilities	171,604	78,404
Accrued compensation	174,398	153,036
Deferred revenue	272,457	1,600,144
Net cash provided by operating activities	$4,132,032	$3,119,376

Investing activities:
Purchase of property and equipment	(1,150,597)	(473,810)
Fees expended for patent applications	(174,834)	(263,202)
Proceeds from sale of marketable securities	-	1,027,204
Purchase of marketable securities	(20,872)	(1,072,334)
Net cash used in investing activities	(1,346,303)	(782,142)

Financing activities:
Issuance of common stock from exercised options	679	111,500
Dividends paid	(568,115)	(1,400,791)
Net cash used in financing activities	(567,436)	(1,289,291)

Net increase in cash and cash equivalents	2,218,293	1,047,943

Cash and cash equivalents ‑ beginning of period	4,465,772	3,417,829

Cash and cash equivalents ‑ end of period	$6,684,065	$4,465,772

The accompanying notes are an integral part of these financial statements.

Multimodal Technologies, Inc.
Statements of Equity and Comprehensive Income

	Common Stock		Additional paid‑in	Retained	Comprehensive	Accumulated other comprehensive	Total
	Shares	Amount	capital	earnings	income	loss	equity

Balance, January 1, 2009	221,286	$3,427,813	$391,621	$2,775,525	$ -	$(281,005)	$6,313,954

Stock option exercise	10,350	111,500	544,700	-	-	-	656,200
Share‑based compensation	-	-	48,148	-	-	-	48,148
Dividends declared of $8.50 per outstanding share	-	-	-	(1,968,906)	-	-	(1,968,906)
Components of comprehensive income:
Net income	-	-	-	1,399,087	1,399,087	-	1,399,087
Unrealized holding gains on investments, net of $59,193 reclassification adjustment for loss included in net income	-	-	-	-	272,998	272,998	272,998
Total comprehensive income					$1,672,085
Balance, December 31, 2009	231,636	$3,539,313	$984,469	$2,205,706		$(8,007)	$6,721,481

Stock option exercise	5	679	-	-	-	-	679
Components of comprehensive income:
Net income	-	-	-	4,259,933	4,259,933	-	4,259,933
Unrealized holding gains on investments	-	-	-	-	6,910	6,910	6,910
Total comprehensive income					$4,266,843
Balance, December 31, 2010	231,641	$3,539,992	$984,469	$6,465,639		$(1,097)	$10,989,003

The accompanying notes are an integral part of these financial statements.

Multimodal Technologies, Inc.
Notes to Financial Statements

1. Description of business

Multimodal Technologies, Inc. (the "Company") was incorporated in Pennsylvania on October 11, 2001. The Company is engaged in the development and commercialization of speech recognition processes and technologies. The Company's speech understanding software automatically encodes clinical facts in real‑time, translating the physician’s dictation into a rich blend of clinical reasoning and structured data – a meaningful clinical document. Meaningful clinical documents are based on HL7’s Clinical Document Architecture (CDA) standards. When created and shared, they provide an effective way to populate Electronic Health Record/Electronic Medical Record (EHR/EMR) systems or specialty information systems, such as radiology, pathology and emergency department, with structured, interoperable clinical documentation. The Company has acquired patents and will file additional patent applications to protect this intellectual property.

2. Significant accounting policies

Use of Estimates and Assumptions in the Preparation of Financial Statements
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect amounts reported in the financial statements. Significant items subject to such estimates and assumptions include the carrying amount of property and equipment, valuation of long‑lived and intangible assets, valuation allowances for receivables, deferred income taxes, revenue recognition and share‑based compensation. Actual results could differ from those estimates.

Revenue Recognition
The Company’s revenues come primarily from software licensing and related services. Revenues from software licenses include all fees earned from granting customers the right to use the software. For software licensing arrangements that do not require significant customization, revenues are recognized when: 1) there is a binding arrangement with the customer, 2) the products are delivered, 3) customer payment is deemed fixed or determinable and free of significant uncertainties or contingencies, and 4) collection is probable. Substantially all new software license revenues are recognized in this manner.

Many of the Company’s revenue arrangements include multiple elements. Initialization fees are payable upon or within the first six to nine months after the effective date of license agreements and cover configuration, training and enrollment of dictating physicians. Initialization fees are deferred upon receipt and are recognized into revenue over the initialization period, which ranges from six to nine months. Production license fees are calculated based on the peak load designated by the customer and the number of minutes processed. Production license fees are recognized monthly. Maintenance and support fees are waived during the initialization period and are charged at then‑current rates thereafter. Maintenance and support revenues are recognized when the services are performed.

The Company’s license agreements vary in term and generally are able to be terminated by the customer with sixty days’ notice prior to the beginning of a renewal term. Due to the unique and separable nature of each deliverable provided under the Company’s license agreements, the Company uses the relative fair value method to allocate the selling price, as separate units of accounting, to the production license fees and to the performance of integration and maintenance services. Moreover, multiple contracts with a single customer are accounted for as separate arrangements.

Research and Development
Research and development costs are expensed as incurred.

Income Taxes
Deferred tax assets and liabilities are recorded for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, using statutory tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

Share‑Based Compensation
The Company estimated the fair value of stock options granted in 2010 using an independent professional valuation and in 2009 using the Two‑Stage FCFF Discount Model. The value of the portion of awards that is ultimately expected to vest is recognized as compensation expense over the requisite service periods.

Share‑based compensation expense related to stock options for 2010 and 2009 was $‑ and $592,848, respectively.

Net Income per Share
Basic net income per share is computed by dividing net income by the weighted average number of shares outstanding during each period. Diluted net income per share is computed by dividing net income by the weighted average shares outstanding, as adjusted for the dilutive effect of stock options which may be settled by the Company through the issuance of shares using the treasury stock method. The table below reflects basic and diluted net income per share for the years ended December 31, 2010 and 2009:

	2010	2009

Net income available for common shareholders	$4,259,933	$1,399,087

Weighted average shares outstanding:
Basic	231,636	221,399
Effect of dilutive stock	4,408	2,468

Diluted	236,044	223,867

Potentially dilutive shares having an anti‑dilutive effect on net income per share, and, therefore, excluded from the calculation of diluted net income per share, totaled 10,785 and 4,550 for the years ended December 31, 2010 and 2009, respectively.

Advertising Costs
Advertising costs are expensed as incurred and for the years ended December 31, 2010 and 2009 were $992,423 and $843,013, respectively.

Cash and Cash Equivalents
The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. Deposits held with banks may exceed the amount of insurance provided on such deposits. Consequently, the Company’s cash equivalents are subject to potential credit risk. As of December 31, 2010 and 2009, cash equivalents consisted of money market investments. The carrying value of cash and cash equivalents approximates fair value.

Investments in Marketable Securities
Investments in marketable securities are classified as available‑for‑sale and are recorded on the balance sheet at fair value with unrealized gains or losses reported as a separate component of accumulated other comprehensive income, net of tax. Marketable securities consist of municipal bond‑based mutual funds. As of December 31, 2010, the total cost basis of the securities was $1,055,663. The cost of investments sold is determined using the specific identification method.

Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are recorded at the invoiced amount and do not bear interest. The carrying value of accounts receivable approximates fair value. The allowance for doubtful accounts is management's best estimate for losses inherent in the Company's accounts receivable portfolio.

Management estimates uncollectible amounts based upon the Company's historical write‑off experience, current customer receivable balances, age of customer receivable balances, the customer’s financial condition and current economic conditions. Historically, these estimates have been adequate to cover the Company's accounts receivable exposure. The Company changes the allowance if circumstances or economic conditions change.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on a straight‑line basis over the estimated useful lives of the assets which range from three to seven years for furniture, equipment and software, and the lesser of the lease term or estimated useful life for leasehold improvements. Repairs and maintenance costs are charged to expense as incurred while additions and betterments are capitalized. Gains or losses on disposals are charged to operations. Upon retirement, sale or other disposition, the related cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations.

Software Development Costs
The Company capitalizes internally generated software development costs after technological feasibility has been established and amortizes the costs over an estimated useful life of five years. Capitalization ceases no later than the point at which the project is substantially complete and ready for its intended use. There were no software development costs qualifying for capitalization during the years ended December 31, 2010 and 2009. Prior capitalized software development costs were fully amortized at December 31, 2010 and 2009. Amortization expense was $50,755 for the year ended December 31, 2009.

Long‑Lived and Other Intangible Assets
Long‑lived assets, including property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. To determine the recoverability of long‑lived assets, the estimated future undiscounted cash flows expected to be generated by an asset is compared to the carrying value of the asset. If the carrying value of the long‑lived asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized in the amount by which the carrying value of the asset exceeds its fair value. Management evaluates the reasonableness of the useful lives of these assets annually.

Intangible assets patented technology, unpatented technology and trade secrets, and databases. Patents are being amortized using the straight‑line method through their expiration dates.

Other Assets
Other assets consist of patent development costs, which will be amortized over the lives of the related patents, when awarded, or written off if not awarded.

Foreign Currency
Net gain from foreign currency transactions was $3,488 for the year ended December 31, 2010, and net loss from foreign currency transactions was $9,115 for the year ended December 31, 2009. Foreign currency gains and losses are included as a component of other income (expense) in the accompanying statements of operations.

Business Enterprise Segments
The Company operates in one reportable segment, which is speech recognition software for the healthcare industry.

Concentrations of Risk, Geographic Data and Enterprise‑wide Disclosures
Three customers accounted for 59% and 69% of the Company's net revenues for the years ended December 31, 2010 and 2009, respectively. These customers accounted for $1,779,807 and $898,808 of the Company's accounts receivable at December 31, 2010 and 2009, respectively. At December 31, 2009, one of these customers was AMI, a related party domiciled in Japan.

The following table summarizes revenues by the categories of the Company's services as a percentage of total net revenues:

	Years ended December 31,
	2010	2009
Net revenues
Healthcare	93%	88%
Technology consulting	3%	5%
Royalties	4%	7%
Total	100%	100%

The following summarizes net revenues by geography:

	Years ended December 31,
	2010	2009
Net revenues
United States	$18,543,460	$11,322,383
Japan	1,338,435	1,396,638
Other	121,385	-
Total	$20,003,280	$12,719,021

At December 31, 2010 and 2009, all long‑lived assets of the Company were located in the United States.

Fair Value of Financial Instruments
Cash and cash equivalents, accounts receivable, related party receivables, accounts payable and accrued expenses are reflected in the accompanying balance sheets at carrying values which approximate fair value.

The Company's assets measured at fair value consist of investments in marketable securities. The valuation methodology used to measure the fair value of these funds is the net asset value ("NAV") of shares held at year‑end, which is classified as Level 1 in the fair value hierarchy established by Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820, Fair Value Measurements. There have been no changes to the methodology used at December 31, 2010 and 2009. The method described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values.

Comprehensive Income
Comprehensive income is comprised of net income and other comprehensive income. Other comprehensive income consists of unrealized holding gains on investments in marketable securities. Other comprehensive income and comprehensive income are displayed separately in the statements of equity and comprehensive income.

Operating Lease
Rent expense on the Company's operating lease for office space is charged to expense over the lease term. The operating lease agreement provides for scheduled rent increases over the lease term. Rent expense is recognized on a straight‑line basis over the lease term.

Supplemental Cash Flow Information

	Years ended December 31,
	2010	2009
Cash paid for income taxes	$2,179,660	$921,000
Share‑based compensation and paid‑in capital	-	592,848
Reclassification of other assets as patents	131,806	58,935

Recent Accounting Pronouncements
In September 2009, the FASB ratified two consensuses affecting revenue recognition:

The first consensus, Revenue Recognition ‑ Multiple‑Element Arrangements, sets forth requirements that must be met for an entity to recognize revenue from the sale of a delivered item that is part of a multiple‑element arrangement when other items have not yet been delivered. One of those current requirements is that there be objective and reliable evidence of the standalone selling price of the undelivered items, which must be supported by either vendor‑specific objective evidence (VSOE) or third‑party evidence (TPE).

This consensus eliminates the requirement that all undelivered elements have VSOE or TPE before an entity can recognize the portion of an overall arrangement fee that is attributable to items that already have been delivered. In the absence of VSOE or TPE of the standalone selling price for one or more delivered or undelivered elements in a multiple‑element arrangement, entities will be required to estimate the selling prices of those elements. The overall arrangement fee will be allocated to each element (both delivered and undelivered items) based on their relative selling prices, regardless of whether those selling prices are evidenced by VSOE or TPE or are based on the entity’s estimated selling price. Application of the “residual method” of allocating an overall arrangement fee between delivered and undelivered elements will no longer be permitted.

The second consensus, Software ‑ Revenue Recognition, addresses the accounting for transactions involving software to exclude from its scope tangible products that contain both software and non‑software and not‑software components that function together to deliver a product's functionality.

The consensuses are effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The standards were adopted in the first quarter of 2011 and did not have a material impact on the Company's results of operations or financial position.

3. Allowance for doubtful accounts

The activity in the allowance for doubtful accounts for the years ended December 31, 2010 and 2009 is as follows:

	2010	2009
Beginning balance	$55,000	-
Bad debt provision	91,022	$55,000
Doubtful accounts written off	(36,000)	-
Ending balance	$110,022	$55,000

4. Other current assets

Other current assets consisted of the following as of December 31:

	2010	2009
Prepaid expenses	$645,426	$476,339
Related party receivables	286,846	380,243
Other	79,790	382,557
Total other current assets	$1,012,062	$1,239,139

5. Property and equipment

Property and equipment consisted of the following as of December 31:

	2010	2009
Computer equipment	$2,350,590	$1,383,061
Software	133,354	30,445
Leasehold improvements	97,014	67,367
Furniture and equipment	473,620	423,160
Total	3,054,578	1,904,033
Less: accumulated depreciation	1,296,525	778,843
Property and equipment, net	$1,758,053	$1,125,190

Depreciation and amortization totaled $517,734 and $384,408 for the years ended December 31, 2010 and 2009, respectively.

6. Intangible assets

The Company reviews its long‑lived assets for impairment when events indicate that their carrying amount may not be recoverable. When the Company determines that one or more impairment indicators are present for an asset, it compares the carrying amount of the asset to net future undiscounted cash flows that the asset is expected to generate. If the carrying amount of the asset is greater than the net future undiscounted cash flows that the asset is expected to generate, it compares the fair value to the book value of the asset. If the fair value is less than the book value, the Company recognizes an impairment loss. The impairment loss is the excess of the carrying amount of the asset over its fair value.

Some of the events that the Company considers as impairment indicators for its long‑lived assets are:

‑ net book value compared to fair value;
‑ significant adverse economic and industry trends;
‑ significant decrease in the market value of the assets;
‑ the extent that the Company uses an asset or changes in the manner that it uses it; and
‑ significant changes to the asset since acquired

During 2010 and 2009, the Company reviewed the carrying value of its long‑lived assets and determined that the carrying amounts of such assets was less than the undiscounted cash flows and, accordingly, no impairment charge was recorded.

As of December 31, 2010 and 2009, intangible asset balances were:

	2010
	Cost	Accumulated Amortization	Net Book Value
Patented technology	$436,741	$148,050	$288,691
Unpatented technology and trade secrets	245,201	-	245,201
Databases	246,000	-	246,000

Total	$927,942	$148,050	$779,892

	2009
	Cost	Accumulated Amortization	Net Book Value
Patented technology	$304,935	$119,098	$185,837
Unpatented technology and trade secrets	245,201	-	245,201
Databases	246,000	-	246,000

Total	$796,136	$119,098	$677,038

The estimated useful life and the weighted average remaining lives of the patented technology as of December 31, 2010 were as follows:

	Estimated Useful Life	Weighted Average Remaining Lives
Patented technology	16‑18 years	12 years

Estimated annual amortization expense for intangible assets is as follows:

2011	$25,687
2012	25,687
2013	25,687
2014	25,687
2015	25,687
Thereafter	160,256

Total	$288,691

The Company recorded amortization expense of $28,952 and $67,555 for the years ended December 31, 2010 and 2009, respectively.

7. Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consisted of the following:

	2010	2009
Accrued taxes	$384,496	$215,797
Dividends payable	-	568,115
Deferred taxes	19,000	121,000
Other accrued expenses	81,199	78,294
Total accrued expenses	$484,695	$983,206

8. Line of credit

The Company has a line of credit from PNC Bank with maximum borrowings of $800,000 and interest at the prime rate plus 1%. The prime rate was 3.25% at December 31, 2010 and 2009. The line of credit is secured by the Company's marketable securities, accounts receivable and intangible assets. There were no borrowings under this line of credit during the years ended December 31, 2010 and 2009.

9. Operating lease

The Company leases office space under an operating lease expiring in June 2014. Minimal rental payments under the lease are recognized on a straight‑line basis over the term of the lease. Rent expense for the operating lease for the years ended December 31, 2010 and 2009 was $379,676 and $313,995, respectively. Future minimum lease payments under the non‑cancelable lease are as follows as of December 31, 2010:

2011	$385,135
2012	385,135
2013	385,135
2014	192,567

Total	$1,347,972

10. Stock option plans

In November 2001, the Company's Board of Directors approved the 2001 Stock Incentive Plan, to grant stock‑based incentives to key employees and other related parties. The Plan provides for both qualified incentive stock options (ISO's), as defined under Section 422 of the Internal Revenue Code, and nonqualified stock options. A total of 14,000 shares of the Class B Non‑Voting Common Stock were authorized for grants under the 2001 Stock Incentive Plan. In April 2003, the Company's Board of Directors approved the 2003 Stock Incentive Plan. This Plan, which is substantially similar to the 2001 Stock Incentive Plan, authorizes an additional 16,000 shares of the Class B Non‑Voting Common Stock for grants. The ISO's are exercisable at a price not less than the fair market value (110% of fair market value for participants holding more than 10% of the voting stock, as defined) on the date of the grant. The options carry exercise prices, vesting provisions and expiration terms, as defined by their respective agreements.

Information with respect to the Company's common stock options is as follows:

	Number of options	Weighted average exercise price	Weighted average remaining contractual life in years	Aggregate intrinsic value
Outstanding, January 1, 2009	20,168	$31.95
Granted	-	-
Exercised	(10,350)	10.43
Forfeited	-	-
Expired	-	-
Outstanding, December 31, 2009	9,818	$54.28	6.5	$108,000
Granted	10,790	135.86
Exercised	(5)	135.86
Forfeited	(1,875)	80.00
Expired	(625)	80.00
Outstanding, December 31, 2010	18,103	$99.33	7.9	$661,346
Exercisable, December 31, 2010	13,438	$88.20	7.3	$640,409
Options vested and expected to vest as of December 31, 2010	18,103	$99.33	7.9	$661,346

The aggregate intrinsic value is calculated using the difference between the estimated fair market value at year‑end and the option exercise price, multiplied by the number of in‑the‑money options. As of December 31, 2010, 7,318 options were in the money. The options granted during 2010 carry an exercise price of $135.86 and an estimated fair market value of $135.86 at December 31, 2010. Therefore, they not considered to be in the money at December 31, 2010.

Compensation and consulting expense recognized upon the partial vesting of options totaled $48,148 during the year ended December 31, 2009. Furthermore, compensation expense recognized on December 27, 2009 totaled $544,700.

A summary of outstanding and exercisable options as of December 31, 2010 is as follows:

	Options outstanding		Options exercisable
Exercise price	Number of shares	Weighted average remaining contractual life (in years)	Number of shares
$8	1,500	1	1,500
$25.53	2,750	5.3	2,750
$65	1,018	5.6	1,018
$90	2,050	6.4	1,595
135.86	10,785	9.9	6,575
	18,103	7.9	13,438

The aggregate intrinsic value of shares vested during 2010 is $24,856.

As of December 31, 2010, there were 1,292 additional options available for grant under the Company's stock option plans.

11. Income taxes

The provision for income taxes is comprised of the following components for the years ended December 31, 2010 and 2009:

	2010	2009
Current income tax provision:
Federal	$1,806,284	$583,400
State	605,858	215,797
Current income tax provision	2,412,142	799,197
Deferred income tax benefit:
Federal	(273,000)	(77,000)
State	(79,000)	(33,000)
Deferred income tax benefit	(352,000)	(110,000)
Income tax provision	$2,060,142	$689,197

The reconciliation of the income tax provision at the U.S. statutory federal income tax rate to the Company's tax provision follows:

	2010	2009

Provision at statutory tax rate	34.0%	34.0%
State taxes	8.3%	8.3%
Permanent differences	(2.0)%	(1.2)%
Impact of deferred taxes on stock options	(1.9)%	(1.0)%
Tax credits	(1.8)%	(1.8)%
Return to accrual differences	(1.0)%	(1.1)%
Other, net	(3.0)%	(4.2)%
Income tax provision	32.6%	33.0%

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 2010 and 2009 were as follows:

	2010	2009
Deferred tax assets
Deferred revenue	$593,000	-
Stock options	231,000	111,000
Other	152,000	50,000
Total deferred tax assets	976,000	161,000
Deferred tax liabilities
Change in tax reporting method from cash to accrual	(296,000)	(444,000)
Property and equipment	(603,000)	(287,000)
Intangibles	(194,000)	(113,000)
Patent development costs	(214,000)	-
Total deferred tax liabilities	(1,307,000)	(844,000)
Net deferred tax liabilities	$(331,000)	$(683,000)

After an assessment of the Company's tax positions, management has determined that there are no material uncertain tax positions to be accounted for in the financial statements for the years ended December 31, 2010 and 2009. The Company is no longer subject to U.S. federal or state income tax examinations by tax authorities for years prior to 2008.
12. Employee benefit plan

The Company sponsors a tax‑qualified retirement savings plan named the Multimodal Technologies, Inc. 401(k) Savings Plan covering substantially all of its employees whereby participants may defer up to 100% of their earnings, subject to applicable Internal Revenue Code limits. Elective deferral contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participant's directives. Employee elective deferrals are 100% vested at all times. The plan provides for employer matching contributions equal to 100% of participant contributions not in excess of 3% of employee compensation plus 50% of participant contributions that exceed 3% but do not exceed 5% of employee compensation. Additional Company contributions may be made on a discretionary basis. Company contributions to the plan were $122,398 and $94,148 for the years ended December 31, 2010 and 2009, respectively.

13. Related party transactions

Advanced Media, Inc. ("AMI") is a significant stockholder of the Company. The Company is party to a Master Agreement for software development and consulting services and remarketing of software with AMI. The contract, as renegotiated in July 2004, has a term of three years with provisions for automatic renewals. The contract provides for time and material costs for ongoing development and maintenance of the software at various rates based upon job classification. A supplemental agreement was added in July 2006 which provides certain nonexclusive licenses to AMI.

Among other things, the contract provides for royalties to be paid to the Company based on licenses granted by AMI. Further, the contract and supplemental agreement provide for minimum services to be purchased by AMI of $250,000 per quarter through March 31, 2013 and for any renewal periods thereafter. The Company has waived these minimum amounts through the quarter ending September 30, 2011.

The following is a summary of the financial statement activity related to AMI:

	2010	2009
Royalties revenues	$857,388	$913,849
Royalties receivable at December 31	$181,555	$257,454

Technology consulting revenues	$481,047	$482,789
Technology consulting receivable at December 31	$105,291	$122,789

Cost of revenues	$445,337	$359,514

14. Quarterly financial information (unaudited)

The following table sets forth selected quarterly financial information for the years ended December 31, 2010 and 2009. The operating results for any given quarter are not necessarily indicative of results for any future period.

2010	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

Net revenues	$4,523,746	$4,826,278	$5,131,847	$5,521,409
Gross profit	$3,749,257	$3,998,605	$4,257,242	$4,570,110

Net income	$969,120	$744,917	$1,198,125	$1,347,771
Net income per share
Basic	$4.18	$3.22	$5.17	$5.82
Diluted	$4.14	$3.16	$5.08	$5.71

Weighted average shares outstanding:
Basic	231,636	231,636	231,636	231,637
Diluted	233,824	236,045	236,043	236,042

2009	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

Net revenues	$2,823,107	$2,919,036	$3,226,394	$3,750,484
Gross profit	$2,284,145	$2,331,752	$2,581,430	$3,045,949

Net income	$398,754	$177,069	$480,777	$342,487
Net income per share
Basic	$1.80	$0.80	$2.17	$1.55
Diluted	$1.75	$0.78	$2.11	$1.53

Weighted average shares outstanding:
Basic	221,286	221,286	221,286	221,736
Diluted	227,961	227,961	227,961	223,326

15. Subsequent events

Stock Option Exercise
On January 3, 2011, an employee exercised options to purchase 1,500 shares of Class B Non‑Voting Common Stock at an exercise price of $8 per share. Compensation expense recognized upon the exercise of options totaled $165,495.

On March 11, 2011, an employee exercised options to purchase five shares of Class B Non‑Voting Common Stock at an exercise price of $135.86 per share.

Cash Dividend and Bonus
On January 10, 2011, the Board of Directors of the Company declared a cash dividend to shareholders and a cash bonus to vested option holders of record on that day. The dividend and bonus totaled $2,500,000.

Acquisition of Telegentis NV
Effective June 27, 2011, the Company acquired all of the outstanding stock of Telegentis NV ("Telegentis"), a Belgian limited liability company, to expand geographic presence of the Company. The Company accounted for the transaction as a purchase and, accordingly, allocated the purchase price to the assets acquired and liabilities assumed based on their estimated fair values as of the date of acquisition. The fair value of experienced management, which was one of the key drivers for the acquisition, was not separately recognized and has been included in the value of goodwill.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash	$99,675
Accounts receivable	83,124
Other current assets	1,348
Goodwill	1,939,012

Total assets	2,123,159

Accounts payable	905,226

Purchase price	$1,217,933

The purchase price was financed with accrued payables due to the former shareholders of Telegentis of $1,164,708 and outstanding notes receivable from Telegentis of $53,225. The Company expects to satisfy the accrued payables to the former shareholders of Telegentis in the third quarter of 2011. Acquisition costs of $374,030 were charged to fiscal 2011 operating expenses. Goodwill is expected to be deductible for tax purposes over 15 years.

Telegentis was incorporated on July 23, 2009 and was still considered to be in the development stage at December 31, 2010, as the planned principal operations had not yet produced revenues. The net loss of Telegentis for the period from July 23, 2009 to December 31, 2010 was $1,808,188.

Sale of the Company
On August 18, 2011 (the “Closing Date”), the Company was acquired by MedQuist Holdings Inc. ("MedQuist") through a series of mergers between the Company and direct, wholly‑owned subsidiaries of MedQuist. As a result of the merger, the Company became a direct, wholly‑owned subsidiary of MedQuist. On the Closing Date, MedQuist paid an aggregate of approximately $49.0 million in cash to the Company's shareholders, optionholders and other third parties and issued an aggregate of 4,134,896 shares of the its common stock (the “Shares”) to the Company's shareholders who are “accredited investors” within the meaning of Regulation D promulgated under the Securities Act of 1933 (the “Accredited Investors”). MedQuist is also obligated to pay up to approximately $28.8 million of additional cash consideration in three installments of approximately $16.3 million, $4.8 million and $7.7 million, respectively, following the first, second and third anniversaries of the Closing Date.

In connection with the merger with MedQuist, the Company declared dividends of approximately $5.3 million. Also, coincident with the merger, various options to purchase stock of the Company were redeemed for approximately $5.8 million. Acquisition costs of approximately $809,350 related to this transaction were charged to fiscal 2011 operating expenses.

The Company has no prior material relationship with MedQuist other than the agreements related to the merger and certain commercial arrangements between the Company and certain affiliates of MedQuist related to the provision of products and services.

In connection with the merger and on the Closing Date, the Accredited Investors and MedQuist entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”). The Stockholders’ Agreement provides for, among other things, certain registration rights and trading restrictions for the Accredited Investors. With respect to the registration rights, MedQuist will register the Shares for resale on a “shelf” registration statement no later than April 2012 and the Accredited Investors have “piggyback” registration rights to participate in certain public offerings of the MedQuist’s common stock. With respect to the restrictions on trading, those Accredited Investors that were not employees of the Company as of the Closing Date are prohibited from selling (i) 75% of the Shares received by such persons in the merger during the period beginning on the six month anniversary of the Closing Date and ending immediately prior to the one year anniversary of the Closing Date and (ii) 25% of the Shares received by such persons in the merger during the period beginning on the one year anniversary of the Closing Date and ending immediately prior to the eighteen month anniversary of the Closing Date. In addition, three Accredited Investors are restricted, in general, to selling Shares equal to no more than 20% of the average daily trading volume of MedQuist’s common stock in any given day during the period beginning on the six month anniversary of the Closing Date and ending on the one year anniversary of the Closing Date. The Accredited Investors have no prior material relationship with MedQuist other than the agreements related to the merger.

The following is a summary of the financial statement activity between the Company and MedQuist and its subsidiaries:

	2010	2009
Net revenues	$7,237,650	$5,735,837
Cost of revenues	$1,220,000	$1,250,000
Accounts receivable at December 31	$1,226,776	$356,173
Deferred revenue	$50,000	$50,000

Date of Management's Review
The Company has analyzed subsequent events for recognition and disclosure purposes through May 5, 2011, the date the financial statements as originally issued were available to be issued, and through October 19, 2011, the date the reissued financial statements were available to be issued.